Exhibit 99.1

News Release

For Further Information Call:

Walter A. Shephard

Vice President Finance, CFO, and Treasurer

Voice: 860-704-3955

inquire@zygo.com

For Immediate Release

ZYGO and TOHO ANNOUNCE STRATEGIC BUSINESS PARTNERSHIP

MIDDLEFIELD, CONNECTICUT (October 5, 2009) - Zygo Corporation (NASDAQ: ZIGO) and Toho Technology Corporation of Nagoya, Japan today announced a strategic business partnership, pursuant to which Toho will have the exclusive right to ZYGO’s technology in the manufacturing and distribution of products to the large substrate Flat Panel Display (FPD) market.

“We are very excited about our new business partnership with ZYGO,” commented Hideyuki Tomita, President of Toho. “As the FPD market matures, the demand for nanometer level precision intensifies. We are proud to meet these needs by adding the world-class ZYGO metrology solutions to our commitment to our customers. As a lead supplier of FPD process solutions throughout Asia, this new partnership greatly enhances our ability to expand our presence in Flat Panel Display.”

Commented Bruce Robinson, CEO of Zygo Corporation, “By leveraging Toho’s strength in manufacturing and design, their proximity to the Asian market, and Toho’s significant presence in the FPD market we will accelerate the deployment of ZYGO’s technology and sale of sensor heads while enhancing customer application and service support. Working together with our Japanese partner, we combine ZYGO’s unique optical metrology capabilities with Toho’s strong system integration and service organization.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets.

Forward-Looking Statements

All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations, and the business strategy, plans, anticipated sales, orders, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plans," "strategy," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in net sales to our major customer; manufacturing and supplier risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; dependence on proprietary technology and key personnel; length of the sales cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; and the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized.  Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation's business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission on September 14, 2009.